Exhibit 10.3
PARTIAL ASSIGNMENT OF OIL, GAS AND MINERAL LEASES

STATE OF TEXAS	§
§
COUNTY OF MAVERICK	§
WHEREAS, The Exploration Company of Delaware, Inc. (“Seller”), whose address is 500 N. Loop 1604 East, Suite 250, San Antonio, Texas 78232 and EnCana Oil & Gas (USA) Inc. (“Buyer”), whose mailing address is 14001 North Dallas Parkway, Suite 1000, Dallas, Texas 75240 have entered into a Purchase and Sale Agreement dated September 1, 2005 (the “PSA”), under which Seller agrees to assign to Buyer fifty percent of its interest in the so-called ‘Northern Lands’ limited to certain depths as described below (the “Deep Rights”), with Seller retaining rights to all other depths (the “Shallow Rights”). As a result, both Seller and Buyer will have ownership of the Deep Rights under these certain leases and have entered into a joint operating agreement governing same (the “Northern Lands JOA). In addition to the conveyance thereof, the parties set forth below their agreement as to the maintenance and obligations attributable to those leases.
     THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, hereinafter referred to as “Assignor”, does hereby grant, assign, transfer, convey and deliver unto Buyer, hereinafter referred to as “Assignee”, fifty percent (50%) of Assignor’s right, title and interest in and to those certain oil, gas and mineral or oil and gas leases described on Exhibit “A”(attached hereto and made a part hereof) hereinafter referred to as “said Leases”, INSOFAR AND ONLY INSOFAR as said Leases cover all rights as to all depths below the stratigraphic equivalent of the base of the Glen Rose formation being a depth of 8171' as shown on the electric log of the Union Producing Company - E. Halsell #1 (API 42 323 01126) located in Maverick County, Texas.
          TO HAVE AND TO HOLD said Leases unto Assignee and its successors and assigns forever.
     Assignor, for itself and its successors and assigns, represents, warrants and agrees to and with Assignee, its successors and assigns, that said Leases are free and clear of all liens, encumbrances, burdens and defects of title arising by, through or under Assignor, but not otherwise, and Assignor and its successors and assigns shall warrant and forever defend the title of Assignee and its successors and assigns to the Assets against all persons claiming or to claim an interest therein by, through or under Assignor, but not otherwise.
     To the extent permitted by law, Assignee shall be subrogated to Assignor’s rights in and to representations, warranties and covenants given with respect to the Assets. Assignor hereby grants and transfers to Assignee, its successors and assigns, to the extent so transferable and permitted by law, the benefit of and the right to enforce the covenants, representations and warranties, if any, which Assignor is entitled to enforce with respect to the Assets, but only to the extent not enforced by Assignor.
     This Partial Assignment is made and accepted subject to all of the terms and the express and implied covenants and conditions of the PSA and said Leases and any intervening assignment(s) affecting same, which terms, covenants and conditions the Assignee hereby assumes and agrees to perform with respect to the assigned premises. This Assignment shall be subject to the current lease burdens of record on said Leases with no additional burdens created by Assignor.
     While any of said Leases described on Exhibit “A” are in force and effect Assignor shall continue to be responsible for administrating the payment all delay rentals, lease extension payments and shut-in well payments (“lease maintenance obligation payment”) which become due and payable after the effective date of this Agreement. Sixty days prior to the due date of any lease maintenance obligation payment, Assignor shall give Assignee written notice of its payment recommendation adequately identifying the lease and the payment amount in the form of an invoice. Within 30 days after receipt of the payment notice and invoice, Assignee shall notify Assignor of its election to participate in the lease maintenance obligation payment. If Assignee elects to participate in the lease maintenance obligation payment, Assignee shall immediately reimburse Assignor for fifty percent of Assignor’s proportionate share of such lease maintenance obligation payment. If Assignor recommends not to make the lease maintenance obligation payment and Assignee wants to continue to maintain the lease, Assignee shall immediately pay Assignor the full amount of the lease maintenance obligation payment and Assignor shall make the payment on behalf of Assignee. In such event, Assignor shall immediately assign to Assignee all of its remaining interest in said lease that Assignor elected not to participate in the lease maintenance obligation payment. If Assignee elects not to participate in the lease maintenance obligation payment, Assignee shall immediately assign to Assignor all of its remaining interest in said lease that it elected not to participate in the lease maintenance obligation payment.
     In the event of an obligation to drill or rework a well on lands covered by said Leases that cannot be satisfied by a lease maintenance obligation payment, Assignor, within forty-five (45) days of the critical date, shall give Assignee written notice of the drill or rework obligation adequately identifying the lease and stating whether or not Assignor plans to satisfy the drill or rework obligation on its Shallow Rights in order to maintain the lease. If Assignor has no plans to satisfy the drill or rework obligation on its Shallow Rights, then either party may propose a well on the Deep Rights in accordance with the terms of the Northern Lands JOA.
     All notices required to be given hereunder shall be given in writing. Any such notice shall be deemed to be given upon receipt thereof by the party who is to receive the notice. The receipt of a notice by electronic facsimile (fax) shall be considered as delivery of such notice. If notice by fax is received other than during normal business hours, it shall be deemed received on the next business day. All notices required hereunder shall be given to the parties as follows:

If to Assignor:	The Exploration Company of Delaware Inc.
500 N. Loop 1604 East, Suite 250
San Antonio, Texas 78232
Attn: Land Manager

Fax No:

If to Assignee:	EnCana Oil & Gas (USA) Inc.
14001 N. Dallas Parkway, Suite 1000
Dallas, Texas 75240
Attn: Land Manager

Fax No: 214-242-7205
          This Partial Assignment is made and accepted without any representation or warranty of title of any kind, either express or implied, except as expressly set forth herein and in the PSA.
          This Assignment binds and inures to the benefit of Assignor and Assignee and their respective successors and assigns.
          If there are prohibitions against or conditions to the conveyance of one or more portions of the Leases without the prior written consent of third parties that, if not satisfied, would result in a breach thereof by Assignor or would give an outside party the right to terminate Assignor’s or Assignee’s rights with respect to such Leases (any such prohibition or condition being herein called a “Restriction”), then notwithstanding anything herein to the contrary, the transfer of title to, or interest in, such portion of the Leases through this Assignment shall not become effective unless and until such Restriction is satisfied or waived by the parties hereto, or becomes otherwise inoperable or unenforceable. To the extent complete legal and equitable title to such Leases is prohibited from being conveyed from Assignor to Assignee until such Restrictions are obtained, Assignor shall continue to hold bare legal title to such Leases as nominee for Assignee. As nominee, Assignor shall not be authorized to take and shall not take any action with respect to such Leases except to the extent expressly authorized and directed in writing by Assignee. Further, Assignor shall exercise all voting rights with respect to such Leases as directed by Assignee in writing. For purposes hereof, Assignor and Assignee shall treat and deal with such Leases as if full legal and equitable title to such Leases had passed from

Assignor to Assignee on the Effective Date. When and if such Restriction is so satisfied, waived or removed, the assignment of such portion of the Leases as may be subject thereto shall become effective automatically as of the Effective Date, without further action on the part of Assignor or Assignee, respectively. Notwithstanding the foregoing, in the event any Restrictions on the transfer of the Leases which are not waived, released, satisfied or expired as of the date hereof are waived, released, satisfied or expired after the date hereof, Assignor covenants to promptly execute and deliver an assignment of such Leases in form and substance substantially similar to this Assignment as reasonably requested by Assignee.
          This Assignment may be executed in any number of counterparts, and by different parties in separate counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute but one instrument.
          IN WITNESS WHEREOF, this Partial Assignment is executed on the dates contained in the acknowledgment of this instrument, to be effective for all purposes as of September 1, 2005.

ASSIGNOR:

The Exploration Company of Delaware Inc.

By:	/s/ JAMES E. SIGMON

James E. Sigmon, President

ASSIGNEE:

EnCana Oil & Gas (USA) Inc.

By:	/s/ ROGER J. BIEMANS

Roger J. Biemans, President

ACKNOWLEDGMENTS

STATE OF TEXAS	§
§
COUNTY OF BEXAR	§
     This instrument was acknowledged before me on September 30, 2005, by James E. Sigmon, President of The Exploration Company of Delaware Inc. on behalf of said corporation.

/s/ ROXE ANN JORDAN

Notary Public, State of Texas
My Commission Expires:	1-11-09

STATE OF TEXAS	§
§
COUNTY OF BEXAR	§
     This instrument was acknowledged before me on September 30, 2005, by Roger J. Biemans, President of EnCana Oil & Gas (USA) Inc., on behalf of said corporation.

/s/ ROXE ANN JORDAN

Notary Public, State of Texas
My Commission Expires:	1-11-09

Exhibit “A”
Northern Lands

EFFECTIVE
LEASE NO.	LESSOR	LESSEE	DATE	COUNTY	RECORDING INFO
TX-001-001.00	Robert D. Barclay, Jr. et al	The Exploration Company	8/1/1994	Maverick	17/357 Misc.
TX-002-001.00	Hollis D. Kincaid, et al	The Exploration Company	5/7/1997	Maverick	456/358 OPR
TX-003-001.00	Est. of A.B. Alkek	Ashtola Exploration Co.	10/3/1995	Maverick	410/01 OPR
TX-003-002.00	A.B. Alkek (Bandera)	Maverick Properties, Inc.	3/7/1989	Maverick	17/33 OGR
TX-003-003.00	Est. of A.B. Alkek / Alkek “B” (Bandera)	Maverick Properties, Inc.	2/19/1992	Maverick	312/290 OPR
TX-003-004.00	A.B. Alkek (Bandera)	Ashtola Exploration Co.	10/27/1995	Maverick	412/296 OPR
TX-004-001.00	Jack R. Chittim et al	Joe R. Peacock	1/20/1997	Maverick	446/291 OPR
TX-004-002.00	Norvel J. Chittim, et al	Rycade Oil Corp	3/29/1956	Maverick	11/358 MR
TX-004-003.00	Annie E. Chittim, et al	Rycade Oil Corp	12/2/2024	Maverick	6/357 MR
TX-005-001.00	C L Wipff, et al	T G Shaw	6/6/1960	Maverick	13/450 OGR
TX-005-002.00	Maverick Co	T G Shaw	11/12/1970	Maverick	21/204 OGR
TX-006-001.00	Theodosia Coppock	The Exploration Company	8/2/1999	Maverick	550/201 OPR
TX-006-002.00	Theodosia Coppock	The Exploration Company	1/15/2003	Maverick	717/346 OPR
TX-006-003.00	Theodosia Coppock	The Exploration Company	1/15/2003	Maverick	717/351 OPR
TX-006-004.00	Theodosia Coppock	The Exploration Company	1/15/2003	Maverick	717/354 OPR
TX-007-001.00	Briscoe Ranch	The Exploration Company		Maverick
TX-007-002.00	Russell D. Brown, et al	The Exploration Company	9/1/2001	Maverick	646/345 OPR
TX-010-001.00	Jack R. Chittim, et al (Tract 2 = 1,592.52 acres)	The Exploration Company	9/1/2001	Maverick	650/10 OPR
TX-011-001-01	Jack R. Chittim, et al	The Exploration Company	11/30/2001	Maverick	657/91 OPR
TX-011-001-02	Maverick Minerals et al	The Exploration Company	11/30/2001	Maverick	697/182 OPR